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                                                                     EXHIBIT 5.1





                               February 16, 1998


American Industrial Properties REIT
6210 N. Beltline Road
Suite 170
Dallas, Texas  75063

        Re:  American Industrial Properties REIT Registration Statement on
             Form S-3

Ladies and Gentlemen:

         We have acted as securities counsel to American Industrial Properties REIT, a Texas real estate investment trust (the "Company"), in connection with the proposed offering and sale from time to time of up to $500,000,000 of common shares of beneficial interest of the Company, par value $0.10 per share ("Common Shares"), preferred shares of beneficial interest, par value $0.10 per share ("Preferred Shares"), unsecured senior debt securities ("Debt Securities") and warrants to purchase Common Shares, Preferred Shares or Debt Securities (the "Warrants," and together with the Common Shares, Preferred Shares, Debt Securities and Warrants, the "Securities") by the Company and the registration under the Securities Act of 1933, as amended, of the Securities by means of the Registration Statement on Form S-3 (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission").

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including (a) the Third Amended and Restated Declaration of Trust of the Company and the Fifth Amended and Restated Bylaws of the Company, as amended to date, (b) minutes of the proceedings of the Board of Trust Managers of the Company, and
(c) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

         The opinions set forth herein are subject to the qualification that we are admitted to practice law in the State of Texas and we express no opinion as to laws other than the law of the State of Texas and the federal law of the United States of America.

         Based upon the foregoing, and subject to the assumption, qualifications and limitations hereinabove and hereinafter stated, it is our opinion that the Company's Securities have been duly authorized and, assuming that the
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Registration Statement shall have been declared effective by the Commission, we are of the opinion that the Securities, when issued in accordance with and for the consideration described in the Registration Statement, the Prospectus included in the Registration Statement, and any applicable Prospectus Supplement, shall be validly issued, fully paid and nonassessable.

         This opinion is rendered as of the date hereof, and we undertake no, and disclaim any, obligation to advise you of any change in or any new development that might affect any matters or opinions set forth herein.

         We consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement, and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                               Very truly yours,

                               /s/ LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.

                               LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.